UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2018
ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (818) 878-7900
On Assignment, Inc.
(Former name or former address, if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2018, ASGN Incorporated (formerly On Assignment, Inc.), a Delaware corporation (the “Company”), entered into the Fifth Amendment to the Second Amended and Restated Credit Agreement (the “Fifth Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Fifth Amendment is described in Item 2.03 below and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2018, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with ECS Federal, LLC, a Delaware limited liability company (“ECS”), ECS Federal Holding Co., Kapani Family 2012 Irrevocable Trust, LG ECSF L.P. (the “Representative,” and collectively, the “Principal Sellers”) and the management sellers party thereto. For additional information on the Purchase Agreement and the transactions contemplated thereby, please see the Current Report on Form 8-K filed by the Company on February 1, 2018. A copy of the Purchase Agreement was filed previously as Exhibit 2.1 to such Current Report.

On April 2, 2018, pursuant to the Purchase Agreement, the Company acquired all of the outstanding equity interests of ECS, resulting in ECS becoming a wholly-owned subsidiary of the Company (the “Transaction”). The aggregate consideration paid by the Company pursuant to the Purchase Agreement was approximately $775 million, subject to customary post-closing purchase price adjustments. The Company obtained the necessary funds for the Transaction, as well as to refinance existing indebtedness of the Company, pursuant to the Fifth Amendment to the Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto described in Item 2.03 below.

The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 1, 2018, which is incorporated herein by reference.

The Company intends to provide any required additional financial statements relating to the Transaction under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 2, 2018, the Company entered into the Fifth Amendment. The Fifth Amendment amends the existing credit facility and after giving effect to such amendment, the existing credit facility consists of (i) a $200.0 million, five-year revolving loan facility, including a $20.0 million swingline subfacility and a $20.0 million sublimit for letters of credit and (ii) a $1.4 billion term B loan facility that consists of two tranches, (x) a $578.0 million tranche that matures on June 5, 2022 and (y) an $822.0 million tranche that matures on April 2, 2025. The Fifth Amendment also provides the ability to increase the loan facilities by an amount not to exceed the sum of (i) $300.0 million, (ii) the aggregate principal of voluntary prepayments of the term B loans and permanent reductions of the revolving commitments (in each case of this clause (ii), not financed with the proceeds of debt that constitutes a long-term liability under GAAP) and (iii) additional amounts so long as the pro forma consolidated secured leverage ratio is no greater than 3.25:1.00. The funding of any such incremental facilities are subject to receipt of lender commitments and satisfaction of specified conditions precedent.

Borrowings under the credit agreement as amended by the Fifth Amendment (the “Amended Credit Agreement”) bear interest through maturity at a variable rate based upon, at the Company’s option, either the Eurodollar rate or the base rate (which is the highest of (i) the administrative agent’s prime rate, (ii) one-half of 1.00% in excess of the overnight federal funds rate, and (iii) 1.00% in excess of the one-month Eurodollar rate), plus in each case, an applicable margin. The applicable margin for Eurodollar rate loans for the revolving loans ranges, based on the applicable leverage ratio, from 1.25% to 2.25% per annum and the applicable margin for base rate loans ranges, based on the applicable leverage ratio, from 0.25% to 1.25% per annum. The applicable margin for Eurodollar rate loans for the term B loans is 2.00% per annum and the applicable margin for base rate loans is 1.00% per annum. The Company is required to pay a commitment fee which ranges, based on the applicable leverage ratio, from 0.35% to 0.20% per annum on the undrawn portion available under the revolving loan facility.  Additionally, the Company is required to pay variable per annum fees equal to the applicable margin for Eurodollar rate loans in respect of outstanding letters of credit.

The Company will continue to be required to make quarterly amortization payments on the term B loan facility in the amount of $2,055,000. The Company is also required to make mandatory prepayments of loans under the Amended Credit Agreement, subject to specified exceptions, from excess cash flow and with the proceeds of asset sales, debt issuances and specified other events.

The Company’s obligations under the Amended Credit Agreement are guaranteed by substantially all of its direct and indirect domestic subsidiaries. The obligations under the Amended Credit Agreement and the guarantees are secured by a lien on substantially all of the Company’s tangible and intangible property and by a pledge of all of the equity interests in its direct and indirect domestic subsidiaries.

In addition to other covenants, the Amended Credit Agreement places limits on the Company’s and its subsidiaries’ ability to, incur liens, incur additional indebtedness, make loans and investments, engage in mergers and acquisitions, engage in asset sales, declare dividends or redeem or repurchase capital stock, alter the business conducted by the Company and its subsidiaries, transact with affiliates, enter into burdensome agreements, prepay, redeem or purchase subordinated debt and amend or otherwise alter debt agreements.

The Amended Credit Agreement also contains a financial covenant requiring the Company to maintain a maximum ratio of consolidated funded debt to consolidated EBITDA that ranges from 4.75:1.00 to 3.75:1.00. For the measurement period ending June 29, 2019, the new credit agreement requires a maximum leverage ratio of not more than 4.75:1.00. A failure to comply with these covenants could permit the lenders under the Amended Credit Agreement to declare all amounts borrowed under the Amended Credit Agreement, together with accrued interest and fees, to be immediately due and payable.

A copy of the Fifth Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 2, 2018, the Board of Directors of the Company amended and restated its Second Amended and Restated Bylaws (the “Bylaws”), effective immediately, to reflect the Company’s name change to ASGN Incorporated. The Company’s common stock continues to trade on the New York Stock Exchange under the symbol “ASGN.” The foregoing description is qualified in its entirety by the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events

On April 2, 2018, the Company issued a press release announcing the closing of the Transaction as described in this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired

The Company intends to provide the financial statements required by Item 9.01(a) of Form 8-K relating to the Transaction by amending this Current Report within the time allowed for such filing by Item 9.01(a)(4) of Form 8-K.

(b)           Pro Forma Financial Information

The Company intends to provide the pro forma financial information required by Item 9.01(b) of Form 8-K relating to the Transaction by amending this Current Report within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.

(d)           Exhibits

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1*
Membership Interest Purchase Agreement, dated as of January 31, 2018, by and among On Assignment, Inc., ECS Federal, LLC, ECS Federal Holding Co., Kapani Family 2012 Irrevocable Trust and LG ECSF L.P. (the “Principal Sellers”) and the management sellers party thereto (incorporated by reference to Exhibit 2.1 to On Assignment’s Current Report on Form 8-K filed on February 1, 2018)

3.1	Third Amended and Restated Bylaws of ASGN Incorporated, dated as of April 2, 2018
99.1	Press Release of the Company dated April 2, 2018
___________

*
Schedules and Exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated
Date: April 2, 2018	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter SVP, Chief Legal Officer and Secretary